Exhibit 24.4
OMNIBUS POWERS OF ATTORNEY
February 28, 2018
Each person whose signature appears below authorizes each of Thomas E. Moran, Nigel Crawford, Estelle Diggin and Nicolas Papaioannou or any of them as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as a director or officer of the applicable registrant listed on Schedule A hereto, a Registration Statement on Form S-3 and any amendments, including post-effective amendments, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
This Omnibus Powers of Attorney also applies to situations where an attorney also acts as a counterparty (Selbsteintritt) of the registrant listed on Schedule A or as a representative of the registrant listed on Schedule A.
This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the date first written above.

/s/ Coen Van Beek
Coen Van Beek, acting as Director of Turlock B.V.

/s/ Alexis Hubert
Alexis Hubert, acting as Director of Turlock B.V.

/s/ Martinus Wijnen
Martinus Wijnen, acting as Director of Turlock B.V.

/s/ Craig Arnold
Craig Arnold, acting as Principal Executive Officer of Turlock B.V.

/s/ Richard H. Fearon
Richard H. Fearon, acting as Principal Financial Officer of Turlock B.V.

/s/ Ken D. Semelsberger
Ken D. Semelsberger, acting as Principal Accounting Officer of Turlock B.V.

[Signature Page to Omnibus Powers of Attorney for Dutch Entity (Turlock B.V.)]

Schedule A – Registrants
Turlock B.V.

TURLOCK B.V.
(the "Company")

CERTIFICATE
The undersigned, Martinus Wijnen, as Director of the Company, DOES HEREBY CERTIFY THAT the resolutions attached as Annex A hereto are true and correct copies of the resolutions excerpted from the Unanimous Written Consent of the Board of Directors of the Company (the "Consent"); and such Consent was duly adopted on the date set forth in Annex A, and the resolutions therein are in full force and effect on the date hereof.
WITNESS my hand and the seal of the Company this 28th day of February 2018.

/s/ Martinus Wijnen Name: Martinus Wijnen Title: Director

ANNEX A

Excerpt from the Unanimous Written Consent
of the Board of Directors of Turlock B.V.
on February 28, 2018

RESOLVED, that each director of the Company that may be required to execute the Shelf Registration Statement or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Company, or as a director of the Company, or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Thomas E. Moran, Nigel Crawford, Estelle Diggin and Nicolas Papaioannou, as his or her attorneys-in-fact, each with full power of substitution and resubstitution, in their names and in their capacity as directors of the Company, to sign the Shelf Registration Statement, any and all amendments and supplements thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to perform, in the name of and on behalf of each of said directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or advisable to be done in connection therewith as fully for all intents and purposes as such directors could do in person.

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